EXHIBIT 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ENACTED BY
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), I, Alnoor Shivji, certify that:

1.
The Quarterly Report of WaferGen Bio-systems, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2011 (the “Report”) as filed with the Securities and Exchange Commission as of the date hereof, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 12, 2011

/s/ Alnoor Shivji
Alnoor Shivji
Chief Executive Officer
(principal executive officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to WaferGen Bio-systems, Inc., and will be retained by WaferGen Bio-systems, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.